Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL RESULTS AND
OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS FOR
FOURTH QUARTER AND FULL FISCAL YEAR 2014

DENVER, Colorado, April 16, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its fourth quarter (“Q4 fiscal year 2014”) and full fiscal year 2014 (“fiscal year 2014”) results for the period ended January 31, 2014.

Highlights for Fiscal Year 2014 (ended January 31, 2014)

•                  Increased volumes in fiscal year 2014 to 1,929 Mboe (+295% y/y, 5,286 Boepd) as compared to 488 Mboe (1,334 Boepd) in fiscal year 2013

•                  Increased total estimated net proved reserves to 40,314 Mboe at fiscal year-end 2014, a 175% increase over fiscal year-end 2013 total estimated net proved reserves, with an associated increase in SEC PV-10 to approximately $678 million (+201% y/y)

•                  Increased consolidated revenues in fiscal year 2014 to $258.7 million (+326% y/y) as compared to $60.7 million in fiscal year 2013

•                  Increased consolidated net income in fiscal year 2014 to $73.5 million, or $1.07 basic EPS

•                  The Company recognized a non-cash, pre-tax gain on its investment in Caliber Midstream Partners, L.P. (“Caliber”) of approximately $39.8 million in fiscal year 2014

Segment Financial Results

Fiscal year 2014 and Q4 fiscal year 2014 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release)

FY2014	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$160.5	303%	$111.7	407%
RockPile	$193.6	238%	$41.9	300%
Caliber	$4.7	n/a	$2.7	n/a
Total	$358.8	270%	$156.3	381%

*Dollars in U.S. millions

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and production related business lines, and does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership

Q4 FY2014	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$49.4	201%	$31.6	221%
RockPile	$56.5	124%	$10.5	67%
Caliber	$1.4	n/a	$0.7	n/a
Total	$107.3	158%	$42.8	166%

*Dollars in U.S. millions

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and production related business lines, and does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership

Operational Update

•                  Successful downspacing efforts continue with multiple DSUs containing middle Bakken wells spaced approximately 600’ apart, further supporting future development of core acreage using up to eight middle Bakken wells per DSU; initial well results from currently producing infill wells indicate an approximate 15% increase in production

•                  Implemented a new completion design that utilizes cemented liners and a hybrid frac design, with early results demonstrating a possible 30 - 40% improvement in early production rates when compared to un-cemented direct offsets

•                  As of April, 1 2014, approximately 82% of operated producing wells were connected to gas sales

•                  Completed 31 gross (23.5 net) operated wells with a three-rig operated program and 81 gross (4.6 net) non-operated wells in fiscal year 2014

•                  Incurred $313 million of operated and non-operated drilling and completion capex in fiscal year 2014

•                  Includes a consolidated elimination benefit from RockPile, Caliber, and other services in fiscal year 2014 resulting in an aggregate of $35.2 million reduction in oil and natural gas property expenditures; representing approximately 10% in cost savings

•                  RockPile Energy Services (“RockPile”) generated approximately $193.6 million (+238% y/y) of stand-alone revenue in fiscal year 2014 (approximately $98.2 million of consolidated revenue) as compared to $57.2 million in fiscal year 2013 (approximately $20.7 million of consolidated revenue). In Q4 fiscal year 2014, RockPile generated approximately $56.5 million (+124% y/y) of stand-alone revenue as compared to $25.2 million in Q4 fiscal year 2013

•                  Increased year-over-year completions by approximately 376%, completing 31 Triangle operated wells and 50 third-party wells in fiscal year 2014 as compared to 12 Triangle operated wells and five third-party wells in fiscal year 2013

•                  Backlog of approximately 15 wells, including eight for third-party operators, at the end of Q4 fiscal year 2014

•                  Third pressure pumping spread delivered ahead of schedule and is currently operating for a third-party; booked for the next two months

•                  Q2 fiscal year 2015 is anticipated to be a record quarter for RockPile

•                  On March 25, 2014, closed a $100 million senior secured leverage-based credit facility with an accordion feature that allows for the expansion of the credit facility up to an aggregate of $150 million

•                  Upsized credit facility will support RockPile’s growth initiatives and enable RockPile to remain self-funded as it contemplates additional capital investment across RockPile’s service lines

•                  Caliber generated approximately $4.7 million of stand-alone revenue attributable to Triangle’s 30% interest in fiscal year 2014, its first full year of operations. In Q4 fiscal year 2014, Caliber generated approximately $1.4 million of stand-alone revenue attributable to Triangle’s 30% interest

•                  Natural gas facility is currently operating; first sales began April 15, 2014

•                  Installed over 100 miles of pipe to date since inception

•                  Successfully delivered fresh water to 26 Triangle fracs in fiscal year 2014

•                  Secured a third party contract to deliver freshwater barrels for fracs on an interruptible basis with no additional capital requirement

•                  On December 12, 2013, closed a senior secured leverage-based $200 million revolving credit facility

•                  In December 2013, Caliber paid a $1.05 per unit distribution from available cash to its unit holders, resulting in a total distribution of $3.15 million net to Triangle

Q4 Fiscal Year 2014 and Fiscal Year 2014 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2014	2013	2014	2013
Revenues
Total revenues	$85,510	$23,901	$258,747	$60,701
Costs and Expenses
Oil and gas operating expenses (incl. production taxes)	13,200	3,607	36,762	8,208
Oilfield services(a)	29,285	5,864	82,327	16,606
Depreciation and amortization	20,048	5,757	57,048	15,081
Accretion of asset retirement obligations	18	11	1,018	184
Corporate and Other stock-based compensation	1,979	957	6,113	3,342
E&P stock-based compensation	230	587	1,127	2,507
RockPile stock-based compensation	132	617	590	617
Corporate and Other cash G&A expenses	2,704	1,002	8,203	4,358
E&P cash G&A expenses	2,399	2,883	7,777	6,838
RockPile cash G&A expenses	3,541	5,571	11,116	11,130
Total operating expenses	73,536	26,856	212,081	68,871

Operating Income (Loss)	11,974	(2,955)	46,666	(8,170)

Gain on equity investment derivative	3,953	—	39,785	—
Gain (loss) from derivative activities	2,146	(4,971)	1,082	(3,570)
Interest expense	(2,252)	(1,346)	(7,686)	(2,818)
Loss from equity investment	—	(283)	—	(283)
Interest income	67	11	200	134
Other income (expense)	332	264	1,374	223
Total other income (expense)	4,246	(6,325)	34,755	(6,314)

Net Income (Loss) Before Income Taxes	16,220	(9,280)	81,421	(14,484)
Income tax provision	(1,972)	—	(7,941)	—
Net Income (Loss)	$14,248	$(9,280)	$73,480	$(14,484)
Noncontrolling interest’s net loss share	—	98	—	724
Net Income (Loss) Attributable to Common Stockholders	$14,248	$(9,182)	$73,480	$(13,760)

Net Income (Loss) per Common
Basic	$0.17	$(0.20)	$1.07	$(0.31)
Diluted(b)	$0.15	$(0.20)	$0.91	$(0.31)

Adjusted Net Income (Loss) per Common(c)
Basic	$0.12	$(0.10)	$0.58	$(0.23)
Diluted(b)	$0.11	$(0.10)	$0.51	$(0.23)

Weighted Average Common Shares
Basic	85,677	45,242	68,579	44,475
Diluted	102,757	45,242	84,558	44,475

(a) Includes intercompany eliminations; reference Note 4 – Segment Reporting in our fiscal year 2014 Form 10-K for additional details.

(b) Includes interest expense add-back of $0.9 million in Q4 fiscal year 2014 and $3.4 million in fiscal year 2014 related to outstanding convertible notes.

(c) Reference accompanying reconciliation tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail.

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors. The majority of Triangle’s consolidated interest expense relates to paid-in-kind interest on the convertible notes at the consolidated parent.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(2)         The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differs from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s and Caliber’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Thursday, April 17, 2014 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s fourth quarter fiscal year 2014, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 870-4263. International parties may dial-in using (412) 317-0790. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available at (877) 344-7529 (conference # 10042582). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10042582).

Fiscal Year 2014 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil and natural gas sales	$160,548	$—	$—	$—		$160,548
Pressure pumping and related services for third parties	—	102,606	—	(4,407)		98,199
Intersegment revenues	—	91,019	—	(91,019)		—
Other	—	—	1,192	(1,192)		—
Total revenues	160,548	193,625	1,192	(96,618)		258,747

Costs and Expenses
Prod. taxes, LOE, and other expenses	37,780	—	—	—		37,780
Depreciation and amortization	51,065	8,905	620	(3,542)		57,048
Pressure pumping	—	142,339	—	(60,012)		82,327
General and administrative	8,904	11,706	14,316	—		34,926
Total operating expenses	97,749	162,950	14,936	(63,554)		212,081

Income (loss) from operations	62,799	30,675	(13,744)	(33,064)		46,666
Other income (expense)	125	(991)	37,805	(2,184)		34,755
Net income (loss) before income taxes	$62,924	$29,684	$24,061	$(35,248	)(b)	$81,421

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider in the exploration and production or pressure pumping segments. These subsidiaries have limited activity.

(b) $35.2 million RockPile, Caliber, and other services consolidated elimination results in a $35.2 million reduction in oil and natural gas property expenditures.

*Reference Note 4 – Segment Reporting in our fiscal year 2014 Form 10-K for additional details

Q4 Fiscal Year 2014 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil and natural gas sales	$49,372	$—	$—	$—		$49,372
Pressure pumping services for third parties	—	36,826	—	(688)		36,138
Intersegment revenues	—	19,634	—	(19,634)		—
Other	—	—	461	(461)		—
Total revenues	49,372	56,460	461	(20,783)		85,510

Costs and Expenses
Prod. taxes, LOE, and other expenses	13,218	—	—	—		13,218
Depletion, depreciation and amortization	17,507	3,431	197	(1,087)		20,048
Pressure pumping	—	43,009	—	(13,724)		29,285
General and administrative	2,629	3,673	4,683	—		10,985
Total operating expenses	33,354	50,113	4,880	(14,811)		73,536

Income (loss) from operations	16,018	6,347	(4,419)	(5,972)		11,974
Other income (expense)	1,438	(380)	3,695	(507)		4,246
Net income (loss) before income taxes	$17,456	$5,967	$(724)	$(6,479	)(b)	$16,220

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider in the exploration and production or pressure pumping segments. These subsidiaries have limited activity.

(b) $6.5 million RockPile, Caliber, and other services consolidated elimination results in a $6.5 million reduction in oil and natural gas property expenditures.

*Reference Note 3 — Segment Reporting in our fiscal year 2014 Form 10-K for additional details

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income (loss) per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 fiscal 2014	Q4 fiscal 2013	Fiscal 2014	Fiscal 2013
Net income (loss) attributable to common stockholders	$14,248	$(9,182)	$73,480	$(13,760)
(Gain) loss on equity investment derivative	(3,953)	—	(39,785)	—
(Gain) loss on derivative activities	(2,146)	4,979	(1,082)	3,578
(Gain) loss on investment in marketable securities	—	(204)	(1,040)	(204)
Net deferred income tax liability (benefit)	1,972	—	7,941	—
Adjusted net income (loss)	$10,121	$(4,407)	$39,514	$(10,386)

Adjusted net income (loss) per common
Basic	$0.12	$(0.10)	$0.58	$(0.23)
Diluted(a)	$0.11	$(0.10)	$0.51	$(0.23)

Weighted average common shares
Basic	85,677	45,242	68,579	44,475
Diluted	102,757	45,242	84,558	44,475

(a) Includes interest expense add-back of $0.9 million in Q4 fiscal year 2014 and $3.4 million in fiscal year 2014 year related to outstanding convertible notes.

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 fiscal 2014	Fiscal 2014
Net income (loss) before income taxes	$17,456	$62,924
Depreciation and amortization	17,507	51,065
Net interest expense	1,028	2,317
Stock-based compensation	230	1,127
Accretion of asset retirement obligations	18	1,018
Unrealized (gain) loss on derivative activities	(4,594)	(5,725)
(Gain) on securities held for investment	—	(1,040)
Adjusted-EBITDA	$31,645	$111,686

* E&P Adjusted.-EBITDA does not include TPC (parent company) cash G&A expense of $2.7 million in Q4 fiscal year 2014 and $8.2 million in fiscal year 2014

c)              RockPile stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 fiscal 2014	Fiscal 2014
Net income (loss) before income taxes	$5,967	$29,684
Depreciation and amortization	3,431	8,905
Stock-based compensation	132	590
Net interest Expense	380	991
One-time start-up costs and other	577	1,775
Adjusted-EBITDA	$10,486	$41,945

*RockPile Adjusted-EBITDA calculated as per recently upsized credit facility, which closed on March 25, 2014

d)             Caliber stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 fiscal 2014	Fiscal 2014
Net income (loss) before income taxes	$449	$2,126
Depreciation and amortization	156	460
Warrant expense	58	58
Net interest expense	54	54
Adjusted-EBITDA	$717	$2,698

*Caliber Adj.-EBITDA represents Triangle’s 30% ownership share of the partnership, before intracompany elimination

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com